Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

Dated as of January 19, 2016

among

PHIBRO ANIMAL HEALTH CORPORATION,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and a Lender,

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (FORMERLY KNOWN AS COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH),

as a Lender

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 19, 2016, by and among PHIBRO ANIMAL HEALTH CORPORATION, a Delaware corporation, as the Borrower (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent and a Lender (“Bank of America”), and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (FORMERLY KNOWN AS COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH), as a Lender (“Rabobank”).

RECITALS

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 16, 2014, among the Borrower, Bank of America, as Administrative Agent, Collateral Agent and L/C Issuer, and each lender from time to time party thereto (such Credit Agreement, the “Original Credit Agreement”, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement), pursuant to which Bank of America, Rabobank and certain other Lenders extend credit to the Borrower in the form of Revolving Credit Commitments in an initial aggregate principal amount of $100,000,000;

WHEREAS, the Borrower has notified the Administrative Agent, in accordance with Section 2.14 of the Credit Agreement, that it requests to increase the Revolving Credit Commitment by $100,000,000, and each of Bank of America and Rabobank (each, an “Incremental Revolving Commitment Lender”) is willing to provide such increased commitment in an amount set forth in this Amendment, subject to the terms and conditions set forth in this Amendment;

WHEREAS, the Administrative Agent and the Borrower intend to make certain other changes that are not materially adverse to the Lenders pursuant to clause (v) of Section 10.01 of the Original Credit Agreement;

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Increased Revolving Credit Commitment. Pursuant to Section 2.14 of the Original Credit Agreement, effective as of the Amendment Effective Date (as set forth in Section 3 below):

a.	Subject to the terms and conditions set forth in the Original Credit Agreement and this Amendment, and in reliance upon the representations and warranties set forth in the Original Credit Agreement, this Amendment and in the other Loan Documents, each Incremental Revolving Commitment Lender agrees, severally and not jointly, to increase its Revolving Credit Commitment under the Original Credit Agreement by $50,000,000.

b.	The increased Revolving Credit Commitments provided pursuant to Section 2(a) of this Amendment shall constitute “Incremental Revolving Commitments” under Section 2.14, incurred under Section 2.14(a)(iii), of the Original Credit Agreement and shall also constitute “Revolving Credit Commitments” under the Credit Agreement.

c.	Effective as of the Amendment Effective Date, the Borrower shall prepay all outstanding Revolving Credit Loans pursuant to Section 2.05(a) of the Original Credit Agreement and may simultaneously re-borrow the same, or borrow a different, amount of Revolving Credit

Loans pursuant to the Credit Agreement, after giving effect to this Amendment, based on the Pro Rata Share of each Revolving Credit Lender after giving effect to this Amendment.

2.	Credit Agreement Amendments. Effective as of the Amendment Effective Date (as defined in Section 3 below), the Original Credit Agreement is hereby amended as follows:

a.	Section 1.01 is hereby amended by restating the definitions of the terms listed below and replacing the definitions of such terms in their entirety with the following:

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Documents” means, collectively, this Agreement, the Notes, the Collateral Documents, the Fee Letter, the Amendment No. 1 Fee Letter, any Intercreditor Agreement and each Letter of Credit Application, in each case as amended from time to time (it being understood that no Secured Hedge Agreement shall be a Loan Document).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or manager of treasury services or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable and (b) purchase participations in L/C Obligations in respect of Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(C) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $200,000,000 on the Amendment No. 1 Effective Date as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

b.	Section 1.01 is hereby amended by inserting the following new definitions in their correct alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of January 19, 2016, among the Borrower, Bank of America and Rabobank.

“Amendment No. 1 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 1.

“Amendment No. 1 Fee Letter” means the fee letter dated as of January 19, 2016, among the Borrower, Bank of America and Rabobank, as amended, supplemented or otherwise modified from time to time.

c.	Schedule 1.01(C) to the Original Credit Agreement (Revolving Credit Commitment) is hereby amended and restated and replaced in its entirety with Appendix A annexed hereto.

d.	Clause (ii) of the last paragraph of Section 10.01 of the Original Credit Agreement (starting with “Notwithstanding anything to the contrary…”) is hereby amended by inserting “the Amendment No. 1 Fee Letter” immediately after “the Fee Letter”.

e.	Clause (i) of Section 2.05(a) to the Original Credit Agreement is hereby amended by inserting the parenthetical “(including in any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)” immediately after “upon notice of the Administrative Agent” in the first line and immediately before the comma thereafter.

f.	Clause (v) of Section 2.05(b) to the Original Credit Agreement is hereby amended by inserting the parenthetical “(including in any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)” immediately after “The Borrower shall notify the Administrative Agent in writing” in the first line.

g.	New Sections 10.21 and 10.22 as set forth below are hereby added after Section 10.20 of the Original Credit Agreement:

“SECTION 10.21  Appointment of Borrower.  Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

SECTION 10.22  Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.”

3.	Amendment Effective Date. The Amendment Effective Date shall be the first date on which each condition set forth below is satisfied or waived:

a.	The Administrative Agent (or its counsel) shall have received duly executed counterparts of this Amendment from the Borrower and each Incremental Revolving Commitment Lender.

b.	The Administrative Agent (or its counsel) shall have received duly executed copies of the Affirmation of Guaranty, substantially in the form set forth in Exhibit I to this Amendment (the “Affirmation of Guaranty”), from each Guarantor.

c.	The Administrative Agent shall have received (i) either (x) a copy of the Organization Documents, including all amendments thereto, of the Borrower and each Guarantor, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable law (where relevant) of the Borrower and each Guarantor as of a recent date from the Amendment Effective Date, from such Secretary of State, similar Governmental Authority or other competent authority or (y) certification that the Organization Documents of the Borrower and each Guarantor have not changed since the versions previously provided to the Administrative Agent and (ii) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable law or director of the Borrower and each Guarantor dated the Amendment Effective Date and certifying (where relevant) (A) that either (x) attached thereto is a true and complete copy of the Organization Documents of the Borrower and each Guarantor as in effect on the Amendment Effective Date or (y) certifying that the Organization Documents of the Borrower and each Guarantor have not changed since the versions previously provided to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower and each Guarantor authorizing the execution, delivery and performance of this Amendment and the Affirmation of Guaranty, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of the Borrower and each Guarantor have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing this Amendment on behalf of the Borrower and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable law executing the certificate pursuant to clause (ii) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

d.	The representations and warranties of each Loan Party contained in Article V of the Credit Agreement, this Amendment or any other Loan Document shall be true and correct in all respects or, in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, shall be correct in all material respects, in each case on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

e.	No Default shall exist before, or would result from, the incurrence of the Incremental Revolving Commitment on the Amendment Effective Date or any related Revolving Credit Loans contemplated hereby or the application of the proceeds thereof, or the consummation of the transactions contemplated herein.

f.	The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, on the Amendment Effective Date, customary written opinions of Kirkland & Ellis LLP, special counsel for the Borrower.

g.	The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming (i) compliance with the conditions precedent set forth in paragraphs (d) and (e) above and (ii) that after giving Pro Forma Effect to the increase of the Revolving Credit Commitments contemplated in this Amendment (assuming that all such Incremental Revolving Commitments are drawn in full and excluding the cash proceeds of such Incremental Revolving Commitments) and after giving effect to any Specified Transaction consummated in connection therewith and all other appropriate Pro Forma Adjustments, the First Lien Net Leverage Ratio does not exceed 4:25:1.00.

h.	The Borrower shall have paid (or caused to be paid) to each Incremental Revolving Commitment Lender (i) the full amount of all fees required to be paid by the Borrower on or prior to the Amendment Effective Date pursuant to the Amendment No. 1 Fee Letter (as defined in Section 2(b) of this Amendment), and (ii) all reasonable and documented or invoiced out-of-pocket costs of the Administrative Agent and expenses due and payable under the Credit Agreement or the Fee Letter.

4.	Representations and Warranties: By its execution of this Amendment, the Borrower hereby represents and warrants that:

a.	The execution, delivery and performance by each Loan Party of this Amendment and the Affirmation of Guaranty to which such Person is a party, and the consummation of the lending transactions contemplated hereunder and thereunder, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

b.	No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the Credit Agreement or the Affirmation of Guaranty, or for the consummation of the lending transactions contemplated hereunder and thereunder, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties from and after the Closing Date, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) approvals, consents, exceptions, authorization, action, notice or filing under securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

c.	Each of this Amendment and the Affirmation of Guaranty has been duly executed and delivered by each Loan Party that is party thereto. Each of the Credit Agreement (as amended by this Amendment) and Guaranties (as reaffirmed by the Affirmation of Guaranty) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

5.	FATCA. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Required Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (including this Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

6.	Interpretation. Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby; and (ii) references in any Loan Document to any section or schedule being amended hereby shall mean and be a reference to such section or schedule as amended hereby.

7.	Full Force and Effect. Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

8.	Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

10.	Reaffirmation. The Borrower hereby confirms that the existing security interests granted by the Borrower and other Loan Parties in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

11.	Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

12.	Loan Document. On and after the Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and other Loan Documents.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PHIBRO ANIMAL HEALTH CORPORATION,
as the Borrower

By:	/s/ David C. Stobeck
Name: David C. Storbeck
Title: Vice President, Finance and Teasurer

[Signature page to Amendment No. 1 to the Credit Agreement]

BANK OF AMERICA, N.A.
as Administrative Agent and the Incremental Revolving Commitment Lender

By:	/s/ William P. Warren
Name: William P. Warren
Title: Senior Vice President

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (FORMERLY KNOWN AS COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH)
as the Incremental Revolving Commitment Lender

By:	/s/ Stewart Kalish
Name: Stewart Kalish
Title: Executive Director

By:	/s/ Claire Laury
Name: Claire Laury
Title: Executive Director

[Signature page to Amendment No. 1 to the Credit Agreement]

Exhibit I

Affirmation of Guaranty

Each Guarantor acknowledges and agrees that, after giving effect to this Amendment, the obligations of the Guarantors contained in the Guaranty shall remain in full force and effect and are hereby confirmed, renewed, affirmed and continued.

Date: ___________________

[Signatures of Guarantors]

By:
Name:
Title:

[Signature page to Amendment No. 1 to the Credit Agreement]

Appendix A

Revolving Credit Commitment

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$85,000,000	42.5%
Morgan Stanley Bank NA	$35,000,000	17.5%
Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-boerenleenbank, B.A., “Rabobank Nederland,” New York Branch)	$80,000,000	40.0%
Total	$200,000,000	100.000000000%